UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 14, 2014

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2014 O.com Land, LLC, a Utah limited liability company (“O.Com Land”), and a wholly owned subsidiary of Overstock.com, Inc., a Delaware corporation (“Overstock”), entered into a Construction Agreement dated October 13, 2014 (the “Agreement”) with Okland Construction Company Inc., a Utah corporation (“Contractor”) regarding preconstruction and construction services to be provided by Contractor in connection with Contractor’s construction of an approximately 225,000 square foot building in Midvale City, Utah, to serve as Overstock’s corporate headquarters, together with related facilities and improvements (collectively, the “Project”).  As previously announced, the Project is to be built on land O.Com Land has recently purchased.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

Pursuant to the Agreement, Contractor has agreed to provide all services, labor, materials, supplies, appliances, tools, equipment, and supervision and to do all things necessary to construct and complete the construction and services required by the Agreement, including its exhibits, the related drawings and specifications, and any written addenda or amendments executed by the parties, together with all change orders.

Pursuant to the Agreement, Contractor has agreed that the work contemplated by the Agreement will be performed for the Guaranteed Maximum Price (as defined in the Agreement and described below) and in accordance with the Construction Schedule (as defined in the Agreement and described below).  Neither the Guaranteed Maximum Price nor the Construction Schedule has been determined as of the date of the Agreement, and the Agreement provides that Contractor does not warrant or guarantee estimates or schedules except as they are included in the future as part of the Guaranteed Maximum Price and the final Project schedule and Construction Schedule approved by O.Com Land.  Both the Guaranteed Maximum Price and the Construction Schedule are subject to change after they have been determined.

The Agreement provides for a number of processes and procedures in preparation for the actual construction of the Project.  These include processes and procedures for the development of the plans regarding site use and improvements and the selection of materials, building systems and equipment.  Among other things, Contractor is to provide recommendations on construction feasibility; actions designed to minimize adverse effects of labor or material shortages; time requirements for procurement, installation and construction completion; and factors related to construction cost, including estimates of alternative designs or materials, preliminary budgets and possible economies.  The processes are intended to identify the requirements for the Project, to enable the preparation of a preliminary Project schedule consistent with the schedule of Project milestones attached as Exhibit C to the Agreement (the “Project Milestones”) and the development of drawings and specifications and cost estimates for the Project, and to provide for refinements and approvals of the foregoing and related matters as work on the Project proceeds.  Ultimately the processes are intended to enable Contractor to prepare various bid packages identifying an estimated cost of the Project as the plans and specifications are developed. Upon the completion of the final bid package Contractor is required to incorporate all bid packages into a “Guaranteed Maximum Price”, which will be the sum of the estimated cost of the Project and the Contractor’s Fee.  Contractor may provide in the bid packages for further development of the drawings and specifications that is consistent with the Contract Documents and reasonably inferable therefrom; however, any material changes in scope, systems, kinds and quality of materials, finishes or equipment, could increase costs.

Upon acceptance by O.Com Land of the bid packages, the parties have agreed to enter into an amendment of the Agreement (the “Amendment”) to set forth the Guaranteed Minimum Price and its basis, as well as the date by which Contractor is to achieve Substantial Completion (as defined in the Agreement).

The Agreement further provides that promptly after the commencement of the Construction Phase (as defined in the Agreement), Contractor shall prepare and submit for O.Com Land’s approval a critical path method construction schedule (the “Construction Schedule”), which shall be consistent with the Project Milestones and the Project schedule.  The Agreement provides that Contractor shall comply with the Construction Schedule, as it may be periodically updated, for the processing of all governmental approvals and permits, the pre-purchasing of materials and equipment and the attainment of designated milestones; subject, however, to provisions extending the times for Contractor’s completion of various activities as a consequence of specified types of delays.

In accordance with the Project Milestones, Contractor is required to Substantially Complete the Work (as such term is defined in the Agreement) within one hundred (100) weeks following the commencement of the Construction Phase (as defined in the Agreement) subject to modification if the plans and specifications are not provided to Contractor in a manner sufficient to not hinder or slow Contractor’ work.  The Agreement provides that if the Work (as defined in the Agreement) is not Substantially Completed (as defined in the Agreement) within one hundred (100) weeks following the commencement of the Construction Phase, Contractor shall pay O.Com Land liquidated damages of $500 per calendar day for the first fourteen (14) days, then $2,000 per calendar day thereafter, for each day beyond such one hundred (100) week period that it takes for the Work to be Substantially Completed.

Pursuant to the Agreement, O.Com Land agreed to pay to Contractor compensation of $50,000 for Preconstruction Phase Services and $1,320,500 (the “Contractor’s Fee”) for its Construction Phase services and for Contractor’s profit and overhead. The Contractor’s Fee is subject to increases as provided in the Agreement, in connection with the addition of a data center build-out to the Project or otherwise.  The Contractor’s Fee is payable in pro rata installments in accordance with the progress payment provisions of the Agreement.

In addition, pursuant to the Agreement, O.Com Land agreed to pay the Cost of the Work (as defined in the Agreement), which will include additional payments for a variety of charges, including rental charges by Contractor for machinery and equipment, labor costs of Contractor’s employees at the rates specified in an exhibit to the Agreement plus 7%, salaries and related standard fringe benefits of Contractor’s employees whether or not stationed at the Project site, prorated to reflect only such portion of their time as they have devoted to the Work, and all other costs of construction of the Project, and reimbursable amounts and other charges as more fully described in the Agreement.

If the Cost of the Work (as such terms are defined in the Agreement) plus the Contractor’s Fee is less than the Guaranteed Maximum Price, as adjusted pursuant to the terms of the Agreement,  O.Com Land is entitled to the savings.

The Agreement contains detailed provisions regarding change orders and the costs of change orders, including adjustment to the Guaranteed Maximum Price and adjustments to the date of Substantial Completion.

The Agreement provides that except for the addition to the Work of a data center build-out, for changes in the Work, the Contractor’s Fee shall not be adjusted unless such changes result in major, reasonably unforeseeable and unplanned-for changes in the Work that total more than $4 million in aggregate (“Major Change”), in which case the Contractor’s fee will be increased by 1.9% of the amount of the Major Change. For the addition of a data center build-out to the Work the Agreement provides that Contractor’s fee will be increased by 1.9% of the amount of the cost of the data center build-out.

The Agreement provides that if concealed or latent conditions are encountered in performance of the Work, or if concealed or unknown conditions are at variance with the conditions indicated on the Drawings and Specifications, or if unknown physical conditions or concealed or unknown conditions of an unusual nature which differ materially from those ordinarily encountered and generally recognized as inherent in work of the character provided for in the Agreement are encountered, then, subject to O.Com Land’s approval of the architect’s confirmation of such concealed or latent conditions, Contractor will be compensated for any additional costs resulting from any such conditions from the contingency fund (but not more than 10% of the contingency fund) and then by change order in accordance with the Agreement, and the Guaranteed Maximum Price and the time for completion of the Work shall be adjusted accordingly.

In the Agreement, Contractor covenants with O.Com Land to furnish its best skill and judgment and to cooperate with the architect in promoting the interest of O.Com Land.  Contractor further agreed to (a) furnish efficient business administration and superintendence, (b) keep upon the Work at all times an adequate supply of skilled and qualified workmen and materials; (c) secure the execution of the Work in an expeditious and economical manner; and (d) maintain quality standards commensurate with nationally known contractors.

The Agreement requires Contractor to carefully study and compare the Contract Documents (as defined in the Agreement) with each other and with information furnished by O.Com Land and to at once report to the architect and O.Com Land errors, inconsistencies or omissions discovered, including, without limitation, any variance from applicable laws, statutes, ordinances, building codes, rules, regulations or lawful orders of public authorities or from any recorded covenants of which the Contractor has knowledge or should have knowledge in the exercise of reasonable care (all of the foregoing, collectively, “Laws”). The Agreement provides that Contractor shall not be liable to O.Com Land or the architect for damage resulting solely from errors, inconsistencies or omissions in the Contract Documents unless Contractor recognized (or, utilizing a standard of due care and diligence, should have recognized) such error, inconsistency or omission and knowingly failed to report it to the architect and O.Com Land. If Contractor performs any construction activity knowing it involves error, inconsistency or omission (including, without limitation, any variance from applicable Laws) in the Contract Documents without such notice to the architect and O.Com Land, Contractor shall assume appropriate responsibility for such performance and shall bear the attributable costs for correction. However, the Agreement is not intended to relieve Contractor from responsibility to use good faith efforts in its examination and review of the existing conditions at the Project site, the Construction Schedule, and the Contract Documents, to the end that errors, omissions or inconsistencies in the Contract Documents that are discovered by Contractor in the course of Contractor’s required duties under the Agreement are to be promptly reported to the architect and O.Com Land.

In addition to other responsibilities, the Agreement requires Contractor to supervise and direct the Work, using Contractor’s best skill and attention.  The Agreement provides that Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions.   The Agreement provides that Contractor shall be responsible to O.Com Land for acts and omissions of Contractor’s employees, subcontractors and their agents and employees, and any other persons performing portions of the Work under a contract with or through Contractor or claiming by, through or under Contractor and for any damages, losses, costs and expenses resulting from such acts or omissions.

The Agreement provides that unless otherwise provided in the Contract Documents, Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent in nature and whether or not incorporated or to be incorporated in the Work. Without limiting the generality of the foregoing, unless otherwise directed by O.Com Land in writing, Contractor shall be responsible for all required infrastructure and utility connections with respect to the Work (including, without limitation, water, gas, electrical and sewer) and for procuring all applicable governmental authorizations and approvals in connection with the same.

The Agreement provides that notwithstanding the fact that a dispute, controversy or question may have arisen in the interpretation of any provision of the Agreement or any of the other Contract Documents, the performance of any Work, the delivery of any material, the payment of any monies to Contractor, or otherwise, Contractor will not directly or indirectly stop or delay the Work, or any part thereof, or stop or delay the delivery of any materials on its part required to be furnished under the Agreement, pending the determination of such dispute or controversy, and O.Com Land shall continue to make payments for Work that is not the subject of a dispute.

Pursuant to the Agreement, O.Com Land agreed to make progress payments to Contractor for the Construction Phase services as set forth in the Agreement, and subject to a 5% retention on progress payments for the Work.

Pursuant to the Agreement, the Contractor is responsible for compliance with the Contract Documents regarding Hazardous Substances.  For purposes of the Agreement, “Hazardous Substances” means any and all substances, materials and/or wastes at the time of the Agreement or thereafter identified as hazardous or toxic by any federal, state or local Law related to the protection of the environment or worker safety and health and applicable to the Work, including without limitation all explosive or regulated radioactive materials, toxic substances, petroleum (including crude oil or any faction thereof) or petroleum distillates, insecticides, pesticides, special wastes, including asbestos, industrial substances or wastes, polychlorinated biphenyls and any constituent of any such substances or wastes.

Pursuant to the Agreement, O.Com Land shall have title to all completed Work and all materials, equipment, tools and supplies for which payment has been made by O.Com Land under the terms of the Agreement. Contractor warrants in the Agreement that title to all such Work, materials, equipment, tools and supplies shall pass to O.Com Land upon the earlier of incorporation into the Work or the time of payment therefor by O.Com Land. Contractor further warranted that upon submittal of an Application for Payment all Work for which Certificates of Payment have been previously issued and payments received from O.Com Land shall, to the best of Contractor’s knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of Contractor, Subcontractors (including, without limitation, material suppliers), or other persons or entities making a claim by reason of having provided labor, materials and/or equipment relating to the Work.   The Agreement provides detailed procedures for O.Com Land’s acceptance of the Work and final payments to Contractor.

Pursuant to the Agreement, Contractor agrees to make prompt payment to all Subcontractors (including, without limitation, laborers, materialmen and suppliers) performing labor upon or furnishing materials for the Work, subject only to receipt of timely payment from O.Com Land for such labor and materials through the progress payments to which Contractor is then entitled. Contractor agreed to keep the Project and the Project site free and clear of any and all liens and claims of such Subcontractors, laborers, materialmen and suppliers, subject to O.Com Land’s performance of its own payment obligations; and, except to the extent limited by applicable law, if any such lien shall be filed at any time during the progress of the Work, O.Com Land may withhold one and one-half (1-1/2) times the amount of such lien from payments otherwise due Contractor until the same is discharged and released of record or until O.Com Land is indemnified by bond or other means reasonably satisfactory to O.Com Land. At O.Com Land’s request, Contractor shall bond any lien filed against the Project or the Project site by any Subcontractor. Subject to O.Com Land’s fulfillment of its obligations as specified in the Contract Documents, the Agreement provides that Contractor will indemnify O.Com Land from and hold O.Com Land harmless against all liens and claims of liens for such materials, equipment, labor and other costs, or any of them, filed against the Project or the Project site or any part thereof, and from and against all expense and liability in connection therewith, including, but not limited to, court costs and reasonable attorneys’ fees resulting or arising therefrom in connection with the Contractor’s Work. The Agreement provides that the foregoing indemnity shall survive any termination of the Contract. The Agreement requires that the Contractor assure that a Notice of Commencement is timely filed with the Utah State Construction Registry Database (the “Database”) and, upon final completion as defined in Utah Code Ann. 38-1-7, that the Contractor file a Notice of Completion.

The Agreement requires Contractor to take all reasonable and legally required precautions for the safety of employees and all other persons in or about the Project and at any other location where any portion of the Work is being performed. Contractor is also required to exercise due care in order to protect all work and material against loss, injury or destruction and to take all precautionary measures reasonably required for such purpose.  With the exception of any loss or damage to the Work for which O.Com Land is reimbursed under certain insurance coverage, the Agreement provides that Contractor shall be responsible for any loss or damage to the Work to be performed and furnished under the Agreement however caused, until final acceptance and payment by O.Com Land. The Agreement further provides that Contractor shall be responsible for loss of or damage to materials, tools, equipment, appliances or other personal property owned, rented or used by Contractor or any Subcontractor or anyone employed or retained by them in the performance of the Work.

Pursuant to the Agreement, Contractor agrees to indemnify, defend (with counsel reasonably satisfactory to O.Com Land), and hold O.Com Land and O.Com Land’s officers, directors, agents and employees harmless from and against all liability, claims, demands, causes of action, damages, losses, or expenses (including reasonable attorneys’ fees) of any kind or nature arising out of or resulting from or in connection with the performance of the Work, except to the extent arising from the negligence or willful misconduct of O.Com Land. The obligations of Contractor under the provision described shall not extend to the liability of the architect, engineers or other consultants hired or retained directly by O.Com Land, or their respective agents or employees, arising out of (i) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs, or specifications, or (ii) the giving or the failure to give directions or instructions by the architect, engineers or other consultants hired or retained by O.Com Land, or their respective agents or employees, to the extent that such giving or failure to give directions or instructions is a cause of the injury or damage. The Agreement provides that the indemnification shall survive any termination of the Contract. Contractor agreed that O.Com Land shall have the right to control and participate in the defense of any such claim, demand, suit or cause of action, and that such suit will not be settled without O.Com Land ‘s prior written consent, which consent shall not be unreasonably withheld. If, in O.Com Land ‘s reasonable judgment, a conflict exists in the interests of O.Com Land and Contractor in such demand, suit or cause of action, O.Com Land may retain its own counsel whose reasonable fees shall be paid by Contractor. The Agreement further provides that Contractor shall require all subcontractors to agree to indemnify, defend (with counsel reasonably satisfactory to O.Com Land), and hold O.Com Land and O.Com Land’s officers, directors, agents and employees harmless from and against all liability, claims, demands, causes of action, damages, losses, or expenses (including reasonable attorneys’ fees) of any kind or nature (including, without limitation, property damage, personal injury or death) arising out of or resulting from or in connection with a variety of matters, and provides that the indemnification shall survive any termination of the Contract.

The Agreement provides that prior to the commencement of the Work, or any portion thereof, Contractor shall procure specified insurance coverage with respect to performance of the Work with insurance carriers satisfactory to O.Com Land and rated at least A- / IX in the current edition of Best’s insurance guides, and that the insurance shall be maintained in full force and effect until Substantial Completion and final acceptance and payment by O.Com Land.  Contractor is also responsible to ensure that all subcontractors have procured specified insurance.

The Agreement includes the contractual warranties made by Contractor.

The Agreement also includes detailed provisions regarding the potential termination of the Agreement and the consequences thereof, including the following.

Termination Prior to Establishing the Guaranteed Maximum Price.

Prior to execution by both parties of the Amendment (as defined above), (a) O.Com Land may terminate the Agreement at any time without cause, and (b) Contractor may terminate the Agreement if, through no act or fault of Contractor or anyone employed by or acting through Contractor, O.Com Land, without justification under the provisions of the Agreement, orders the Work to be stopped for a period in excess of ninety (90) consecutive days.

If O.Com Land or Contractor terminates the Agreement as described above prior to commencement of the Construction Phase, Contractor is to be equitably compensated for preconstruction phase services properly performed prior to receipt of notice of termination, subject to certain limitations.

If O.Com Land or Contractor terminates the Agreement as described above after commencement of the Construction Phase, in addition to the compensation described above, Contractor is to be paid an amount based on the Cost of the Work for Work satisfactorily completed to the date of termination, plus the Contractor’s Fee computed upon the Cost of such Work.

In connection with such a termination of the Agreement, to the extent that O.Com Land elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Agreement provides that Contractor shall, as a condition of receiving the payments described, execute and deliver all such assignment documentation and take all such steps as O.Com Land may require for the purpose of fully vesting in O.Com Land the rights and benefits of Contractor under such subcontracts or purchase orders.

Termination by Contractor Subsequent to Establishing Guaranteed Maximum Price

Subsequent to execution by both parties of the Amendment, Contractor may terminate the Agreement subject to the termination provisions of the Agreement as described below. If through no act or fault of Contractor or any of its subcontractors, or anyone employed by any of them, O.Com Land or the architect, without justification under the provisions of the Agreement, orders the Work to be stopped for a period in excess of ninety (90) consecutive days, Contractor, upon 30 days’ written notice to O.Com Land, may elect to terminate the Agreement. If O.Com Land fails to make any payment of undisputed amounts due to Contractor under the Agreement within 60 days after the due date of any such payment, and provided Contractor is not in default under the Agreement or any of the other Contract Documents, Contractor, at its option, may suspend the Work upon ten business days’ prior written notice to O.Com Land.  Pursuant to the Agreement, O.Com Land would be liable to Contractor for the amount of Contractor’s actual, reasonable costs of shut-down, delay and start-up occasioned by a stoppage or a suspension of the Work.

If through no act or fault of Contractor or any of its subcontractors, construction of the Work is stopped pursuant to court order, or other governmental act or regulation, fire, or action of the elements, national emergency, or any other cause beyond Contractor’s reasonable control, Contractor, after seven days written notice to O.Com Land, may temporarily cease construction of the Work. If the cause of such stoppage of the Work is removed within 60 days, Contractor is required to resume construction and proceed with the Work, provided, however, that the amount payable to Contractor under the Agreement and the Guaranteed Maximum Price are to be adjusted. If the cause of such stoppage of work cannot be removed for a period of six months, then either Contractor or O.Com Land may elect to terminate the Agreement. If the Agreement is terminated as provided above, Contractor would be entitled to receive payment for Work satisfactorily completed and the portion of Contractor’s Fee equal to the percentage of the Work satisfactorily completed as of the effective date of such termination, subject to certain limitations.

Termination by O.Com Land Subsequent to Establishing Guaranteed Maximum Price

If Contractor is adjudged as bankrupt or makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of Contractor’s insolvency, or if Contractor refuses or fails to supply enough properly skilled workmen or proper materials to prosecute the Work as provided in the Agreement, or if Contractor fails to make prompt payment of amounts properly due to its subcontractors or for materials or labor after receiving payments from O.Com Land, or if Contractor disregards applicable Laws or is otherwise guilty of a material breach of any provision of the Agreement or any of the other Contract Documents, or if Contractor fails to remove a mechanic’s lien on the Project for which Contractor is responsible in the manner required under the Agreement or any of the other Contract Documents, then O.Com Land upon ten days’ written notice to Contractor may terminate the Agreement and take possession of the Project site, materials, supplies, equipment and tools and finish the Work by whatever method O.Com Land may deem expedient, and, at O.Com Land’s option, may take an assignment of any or all of the subcontracts executed by the Contractor under the Agreement.

O.Com Land may, without cause, order Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as O.Com Land may determine. If O.Com Land chooses to suspend, delay or interrupt the Work, an adjustment would be made for increases in the cost of performance of the Agreement caused by such suspension, delay or interruption, but no adjustment would be made to the extent that performance is, was or would have been so suspended, delayed or interrupted by another cause for which Contractor is or would have been responsible, or if an equitable adjustment is made under another provision of the Agreement.

If Contractor defaults or neglects to carry out the Work in accordance with the Agreement or any of the other Contract Documents and fails within a seven day period after receipt of written notice from O.Com Land to commence and continue correction of such default or neglect with diligence and promptness, O.Com Land would have the right, without prejudice to other remedies O.Com Land may have, to correct such deficiencies. In such case an appropriate change order is to be issued deducting from payments then or thereafter due Contractor the cost of correcting such deficiencies, including compensation for the architect’s additional services and direct expenses made necessary by such default, neglect or failure. If payments then or thereafter due Contractor are not sufficient to cover such amounts, Contractor would be required to pay the difference to O.Com Land.

If the Agreement is terminated by O.Com Land as described above, O.Com Land would have the right to recover from Contractor any costs in excess of the Guaranteed Maximum Price incurred due to Contractor’s non-performance, default or negligence (including, without limitation, compensation for architectural services and expenses made necessary thereby and other direct costs or damages incurred by O.Com Land, excluding consequential or indirect costs or damages). Contractor would be required to execute and deliver all papers and take all steps, including assignment of contractual rights, as O.Com Land may reasonably require to permit O.Com Land to complete the Work.

O.Com Land may, at any time, terminate the Agreement for O.Com Land’s convenience and without cause. Upon receipt of written notice from O.Com Land of any such termination, Contractor shall (a) cease operations as directed by O.Com Land in the notice, vacate the Project site, and remove all equipment and materials; (b) take actions necessary, or that O.Com Land may direct, for the protection and preservation of the Work; and (c) except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts or purchase orders. In the case of any such termination for O.Com Land’s convenience, Contractor shall be entitled to receive payment for Work satisfactorily completed and the portion of Contractor’s Fee equal to the percentage of the Work satisfactorily completed as of the effective date of such termination, subject to certain limitations.

In the Agreement, Contractor acknowledges and agrees that it has reviewed and negotiated the various time limits or periods set forth in the Contract Documents and that any changes in such time limits or periods made in accordance with the terms of the Contract Documents will be similarly reviewed and negotiated by Contractor. In the Agreement, Contractor agrees to perform its obligations with due diligence within such time limits and periods in accordance with the terms of the Contract Documents, and acknowledges that if it fails to do so O.Com Land will suffer damages, costs and expenses by reason of such failure of performance.   Contractor further agreed that it will perform its obligations under the Agreement in a manner consistent with that of a first class construction firm, experienced in performing sophisticated and complex work similar to the Work required for the Project, and that Contractor will observe and abide by and perform all of its obligations under the Agreement in accordance with applicable Laws pursuant to the Agreement.   The Agreement further provides that notwithstanding any provision to the contrary contained in any of the Contract Documents, the parties shall not be liable under any circumstances for any indirect or consequential damages or any injury to, or interference with, the other parties’ business, including but not limited to loss of profits (other than the Contractor’s Fee, to the extent O.Com Land is obligated to pay the same pursuant to the provisions of the Contract Documents), loss of revenues, loss of business opportunity, loss of goodwill or loss of financing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to the extent applicable.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

10.1                        Construction Agreement, dated as of October 13, 2014 by and between O.Com Land, LLC and Okland Construction Company Inc. but executed on October 14, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ MARK J. GRIFFIN
	Name:	Mark J. Griffin
	Title:	Senior Vice President and General Counsel
Date:	October 20, 2014